Exhibit 10.10

FORM OF INVENTORY TRADEMARK LICENSE AGREEMENT

THIS INVENTORY TRADEMARK LICENSE AGREEMENT, dated and effective as of _________________, between ABBOTT LABORATORIES, a corporation organized under the laws of the state of Illinois with a primary address at 100 Abbott Park Road, Abbott Park, Illinois 60064 (“Abbott”), and ABBVIE INC., a corporation organized under the laws of the state of Delaware with a primary address at 1 N Waukegan Road, North Chicago, IL 60064 (“AbbVie”).

R E C I T A L S:

WHEREAS, Abbott and AbbVie have entered into that certain Separation and Distribution Agreement dated as of [• ] (the “Separation Agreement”) that, among other things, sets forth the terms and conditions pursuant to which the AbbVie Business is separated from the Abbott Business;

WHEREAS, Abbott is the owner of the trademarks set forth in Schedule A to this Agreement and all other trademarks incorporating the trademarks set forth in Schedule A (collectively, the “Trademarks”);

WHEREAS, AbbVie and AbbVie Subsidiaries (hereinafter, “AbbVie”) are currently using the Trademarks in connection with the AbbVie Business and desire to obtain a license from Abbott to allow them to continue to use the Trademarks in connection with the AbbVie Business after Separation; and

WHEREAS, the Parties have entered into this Agreement setting out the terms and conditions upon which AbbVie shall be permitted to continue its use of the Trademarks after Separation.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and provisions herein contained, and intending to be legally bound, the Parties hereto agree as follows:

1.                                      GRANT OF LICENSE

Subject to and in accordance with the terms and conditions of this Agreement, Abbott hereby grants to AbbVie, and AbbVie hereby accepts, a non-exclusive, non-transferable, terminable, royalty-free license to use the Trademarks solely in connection with AbbVie Business during the Term (as defined herein).

2.                                      USE OF THE TRADEMARKS

(a)                                 Subject to the terms and conditions of this Agreement, AbbVie may continue to use the Trademarks (i) in the identical visual presentations, and (ii) on the same materials, including, but not limited to, the products themselves, packaging, labeling and promotional materials (collectively, “Materials”), as it is using the Trademarks in connection with the AbbVie Business as of the Effective Time.

(b)                                 AbbVie agrees that the Materials bearing the Trademarks shall be of a high standard of style, appearance and quality that is no less than that to which the Trademarks were applied on similar Materials prior to the Effective Time so as to protect and enhance the Trademarks and the goodwill pertaining thereto.

(c)                                  AbbVie agrees that the manufacture, sale and distribution of the Materials bearing the Trademarks, including the use of the Trademarks in advertising and promotional materials, shall continue to be in accordance with all applicable federal, state and local laws and regulations.

(d)                                 Any other use of the Trademarks by AbbVie, including uses in a different visual presentation or on different Materials than in use as of the Effective Date (“New Uses”), is prohibited without the prior written approval of Abbott, not to be unreasonably withheld.  AbbVie acknowledges and agrees that it shall be bound by any restrictions placed upon such New Uses by Abbott, including restrictions respecting the usage of the Trademarks and the quality of any Materials in connection with which the Trademarks are to be used.

3.                                      PROPRIETARY RIGHTS

(a)                                 AbbVie acknowledges and agrees that Abbott is the sole and exclusive owner of the Trademarks.  Abbott shall retain all right, title and interest in and to the Trademarks, including all trademark, service mark, copyright and other proprietary rights.  AbbVie agrees and acknowledges that any and all goodwill derived through its use of the Trademarks pursuant to the terms and conditions of this Agreement shall inure to the sole benefit of Abbott.

(b)                                 AbbVie shall not, for any reason, whether during or after the termination of this Agreement, do or authorize another to do, any of the following: (i) represent to others in any manner that it owns or has any ownership rights in the Trademarks, (ii) apply for federal, state, or national registration of the Trademarks or any mark incorporating the Trademarks; or (iii) impair, dispute or contest the validity of Abbott’s right, title and interest in and to the Trademarks or any goodwill associated therewith.

(c)                                  Only those rights specifically granted hereunder are granted to AbbVie and all other rights are expressly reserved by Abbott.

4.                                      ENFORCEMENT

AbbVie shall advise Abbott immediately if it becomes aware of any unauthorized use of the Trademarks by any third party.  AbbVie shall take no steps to contact such third party without Abbott’s prior written permission.  Abbott shall have the sole discretion to determine whether and in what manner to respond to such unauthorized third-party use and shall be exclusively entitled to any remedies, including but not limited to monetary damages.  In the event that Abbott decides to initiate any claim against any third party, AbbVie shall cooperate fully with Abbott at Abbott’s expense.

5.                                      TERM

(a)                                 The term of this Agreement (the “Term”) shall be determined as follows:

(i)        For uses of the Trademarks in electronic and printed materials other than product packaging and labeling, one (1) year from the Separation Date;

(ii)       For uses of the Trademarks on product packaging and labeling, but subject to (iii) below, two (2) years from the Separation Date;

(iii)      For uses of the Trademarks on the products themselves, including (A) images on product packaging and labeling depicting the Trademarks as they appear on the products and (B) product packaging and labeling descriptions of the markings on the products, five (5) years from the Separation Date.

(b)                                 For purposes of this Section 5, the Separation Date shall be the Effective Time, except in the case of a Deferred AbbVie Local Business, in which case the Separation Date shall be the date of the Deferred AbbVie Local Closing applicable to such Deferred AbbVie Local Business as set forth in Section 2.03 of the Separation Agreement.  In cases where one or more Deferred AbbVie Local Businesses share product packaging and labeling with an AbbVie Subsidiary for which the Separation Date is the Effective Time, the Separation Date for purposes of sub-section 5(a)(ii) herein shall be, on a product by product basis, the date of the latest applicable Deferred AbbVie Local Closing.

(c)                                  AbbVie shall be entitled to use existing inventory of Materials bearing the Trademarks that were produced in the ordinary course of business prior to the conclusion of the Term and shall not be required to recall or withdraw uses of the Trademarks from the market.

(d)                                 In the event that AbbVie is unable to discontinue use of the Trademarks within the Term, AbbVie shall request in writing from Abbott consent for an appropriate extension, such consent not to be unreasonably withheld.

6.                                      TERMINATION

Notwithstanding anything to the contrary contained herein, Abbott shall have the right to immediately terminate this Agreement if AbbVie breaches its obligations under Section 2(a)-(d) or 3(b) of this Agreement and fails to cure such breach within forty-five (45) days following receipt of written notice from Abbott, or such other reasonable period of time as agreed upon in writing by the Parties.

7.                                      ASSIGNABILITY

(a)                                 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

(b)                                 AbbVie shall not assign, subcontract, transfer, or otherwise dispose of its rights, duties or obligations under this Agreement without the prior written consent of Abbott, which may be granted or refused in Abbott’s sole discretion, except that AbbVie may assign the Agreement in whole in connection with a sale of all or substantially all of the assets of the AbbVie Business so long as the assignee assumes all the obligations of AbbVie thereto by operation of law.

8.                                      SUBSIDIARIES

Abbott shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by an Abbott Subsidiary and AbbVie shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by an AbbVie Subsidiary.

9.                                      SURVIVAL OF COVENANTS

Except as expressly set forth in this Agreement, the covenants and other agreements contained in this Agreement, and liability for the breach of any obligations contained herein or therein, shall survive the term of this Agreement and shall remain in full force and effect thereafter.

10.                               AMENDMENTS

No provisions of this Agreement shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by an authorized representative of both Parties or their relevant Subsidiaries, as the case may be.  No provisions of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party or relevant Subsidiary against whom it is sought to be enforced.

11.                               MISCELLANEOUS

(a)                                 Capitalized terms not defined herein shall be afforded the definition provided for such term in the Separation Agreement.

(b)                                 This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws and principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

(c)                                  This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

(d)                                 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.

(e)                                  The failure of the Parties to insist, in any one or more instances, upon a strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any of its rights hereunder, but the same shall continue in full force and effect.  No waiver of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the waiving party.

(f)                                   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.

ABBOTT LABORATORIES	ABBVIE INC.

Signed:	Signed:

Name:	Name:

Title:	Title:

Date:	Date: